Exhibit 1.1

Brookfield BRP Holdings (Canada) Inc.

$260,000,000 4.875% Perpetual Subordinated Notes

Underwriting Agreement

December 7, 2021

Wells Fargo Securities, LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

Brookfield BRP Holdings (Canada) Inc., a corporation organized and existing under the laws of Ontario, Canada (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the respective amounts set forth in such Schedule 1 of $260,000,000 aggregate principal amount of 4.875% Perpetual Subordinated Notes (the “Notes”). The Notes are to be fully and unconditionally guaranteed, on a subordinated basis (the “Guarantees”, and, together with the Notes, the “Securities”), by Brookfield Renewable Partners L.P., a Bermuda exempted limited partnership (the “Partnership”), Brookfield Renewable Energy L.P., a Bermuda exempted limited partnership, BRP Bermuda Holdings I Limited, a Bermuda exempted company, Brookfield BRP Europe Holdings (Bermuda) Limited, a Bermuda exempted company, Brookfield Renewable Investments Limited, a Bermuda exempted company, and BEP Subco Inc., a corporation organized and existing under the laws of Ontario, Canada (collectively, the “Guarantors”).

The Notes are to be issued pursuant to an indenture, dated as of April 15, 2021 (the “Base Indenture”), as supplemented by a second supplemental indenture, to be dated as of December 9, 2021 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors, and Computershare Trust Company, N.A., as trustee (in such capacity, the “Trustee”).

To the extent there are no additional Underwriters listed on Schedule 1 other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

The Company and the Guarantors hereby jointly and severally confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement (File Nos. 333-255119, 333-255119-01, 333-255119-02, 333-255119-03, 333-255119-04, 333-255119-05 and 333-255119-06), as defined under Rule 405 of the Securities Act, on Form F-3ASR and any other necessary post-effective amendments thereto, including a related base shelf prospectus, relating to certain securities of the Company and the Guarantors, including the Securities, and have caused the Trustee to file a Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Such registration statement and any post-effective amendments thereto became effective upon filing. Such registration statement and any post-effective amendments thereto, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated December 7, 2021 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 3:35 P.M., New York City time, on December 7, 2021.

2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price to the public of 100%.

(b) Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, in the case of the Notes, at the offices of Milbank LLP, 55 Hudson Yards, New York, NY 10001, at 10:00 A.M., New York City time, on December 9, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment for the Notes is referred to herein as the “Closing Date.”

(c) The Company understands that the Underwriters intend to make a public offering of the Securities, and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(d) On the Closing Date, the Company will pay to the Underwriters, as an underwriting commission in respect of the public distribution of the Securities as set forth in this Agreement, the commission set forth as follows (“Underwriting Commission”): 2.00% ($1,582,500.00) (Institutional) and 3.15% ($5,697,562.50) (Retail) of the aggregate principal amount of the Notes. Such Underwriting Commission may be paid by the Company to the Underwriters by setting off the Underwriting Commission payable by the Company to the Underwriters against the amount payable by the Underwriters to the Company as the purchase price for the Securities set forth in Section 2(a).

(e) Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on such date with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct and the Securities shall be registered in such names and in such denominations as the Representatives shall request. Any certificates for the Securities will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(f) Each of the Company and the Guarantors acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or the Guarantors or any other person (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors on other matters). Additionally, neither the Representatives nor any other Underwriters are advising the Company or the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Securities contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors on other matters). Each of the Company and the Guarantors agrees that it will not claim that, in connection with the purchase and sale of the Securities pursuant to the Agreement or the process leading thereto, the Underwriters, or any of them, has advised the Company or any of the Guarantors or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction or owes a fiduciary or similar duty to the Company and the Guarantors. The Underwriters and their respective affiliates may be engaged in a broad range of transactions directly or indirectly involving the Company or the Guarantors and may in some cases have interests that differ from or conflict with those of the Company or the Guarantors. Each of the Company and the Guarantors hereby consents to each Underwriter acting in the capacities described in the preceding sentence, and the parties to this Agreement acknowledge that any such transaction is a separate transaction from the sale of the Securities contemplated hereby and that no Underwriter acting in any such capacity owes any obligation or duty to any other party hereto with respect to or arising from its acting in such capacity, except to the extent set forth in any prior separate agreement relating to such other transaction. Each of the Company and the Guarantors shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company or any of the Guarantors with respect thereto. Each of the Company and the Guarantors acknowledges that none of the activities of the Underwriters in connection with the offering of the Securities constitutes a recommendation, investment advice or solicitation or any action by the Underwriters with respect to the Company or the Guarantors. Any review by the Representatives and the other Underwriters of the Company or the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors.

3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and each Guarantor in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and each Guarantor in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and the Company will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined under Rule 405 of the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified under Rule 433 of the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and each Guarantor in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. The term sheet substantially in the form of Annex B hereto has been reviewed and approved by the Company.

(d) Registration Statement, Prospectus and Indenture. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by either the Company or the Guarantors. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against either the Company or the Guarantors or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor any of the Guarantors makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to either the Company or the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. On the Closing Date, the Indenture will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder.

(e) Incorporated Documents. The documents incorporated by reference and any further documents so filed and incorporated by reference prior to the completion of the distribution of the Securities, in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Compliance with Canadian Securities Laws. The Partnership is a reporting issuer in each province and territory of Canada, is not in default under the securities act or similar statutes of any province or territory of Canada and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder applicable to the Partnership (the “Canadian Securities Laws”), and is in compliance, in all material respects, with its timely disclosure obligations under Canadian Securities Laws and the requirements of the Toronto Stock Exchange. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of the Partnership has been issued or made by any securities commission (including the Commission) or other securities regulatory authority in any province or territory of Canada (the “Securities Commissions”) and no proceedings for that purpose have been instituted or are pending or, to the Partnership’s knowledge, are contemplated or threatened by any such authority. Any request on the part of the Securities Commissions for additional information in connection with the offering has been complied with in all material respects.

(g) WKSI; Foreign Private Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Applicable Time, the Partnership was and is a “well-known seasoned issuer” (as defined under Rule 405 of the Securities Act) and the Partnership was, and is not, an “ineligible issuer”, as defined under Rule 405 of the Securities Act. The Company is a “foreign private issuer” as defined under Rule 405 of the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(h) Financial Statements of the Partnership and its Subsidiaries. The consolidated financial statements (including the related notes thereto) of the Partnership and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the assets and liabilities, financial position, results of operations and cash flows of such entities at the dates and for the periods indicated and the related statements of operations, other comprehensive income, accumulated other comprehensive income, partnership capital and cash flows for the periods specified. Said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Registration Statement, if any, present fairly in accordance with IFRS the information required to be stated therein. The selected consolidated financial data, the summary consolidated financial data and all operating data included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership and its consolidated subsidiaries and presents fairly the information shown therein and the selected consolidated financial data and the summary consolidated financial data have been compiled on a basis consistent with that of the audited consolidated financial statements and disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission, including with respect to foreign private issuers) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There have been no changes in the assets or liabilities of the Partnership from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or otherwise deemed to be a part thereof or included therein, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to the Partnership and except for changes that are disclosed in the Pricing Disclosure Package and the Prospectus.

(i) No Material Adverse Change. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent audited financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) no event has occurred or is known to occur and there has been no change and there is no prospective change that, in each case, would have a material adverse effect on the business or operations (financial or otherwise) of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company and its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole.

(j) Organization and Good Standing. Each of the Company and the Guarantors and each of their respective subsidiaries has been duly organized and are validly existing in good standing (or the equivalent, if any, in the applicable jurisdiction) under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and is duly qualified and is in good standing (or the equivalent, if any, in the applicable jurisdiction) in each jurisdiction in which such qualification is required, except in each case as would not result in a Material Adverse Effect.

(k) Capitalization of the Partnership. Brookfield Renewable Partners Limited, a Bermuda exempted company (the “General Partner”), is the sole general partner of the Partnership and has a general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued, and the General Partner owns such general partner interest free and clear of all liens, encumbrances, equities or claims. The Partnership has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus under the heading “Consolidated Capitalization.” All of the issued and outstanding units in the capital of the Partnership have been duly authorized and validly issued and are fully-paid (to the extent required under the Partnership’s extant limited partnership agreement) and non-assessable and have been issued in compliance with all applicable Bermuda laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding units in the capital of the Partnership were issued in violation of the pre-emptive or other similar rights of any securityholder of the Partnership. All of the issued and outstanding shares in the capital of the General Partner have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable Bermuda laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding shares in the capital of the General Partner were issued in violation of the preemptive or other similar rights of any securityholder of the General Partner.

(l) Capitalization of the Company. The authorized capital of the Company consists of an unlimited number of common shares, and all of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable laws in the Province of Ontario and the federal laws of Canada applicable therein. None of the outstanding shares in the capital of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(m) The Notes. The Notes have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and the Indenture, and when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor, will conform to all statements relating thereto contained in the Pricing Disclosure Package and the Prospectus, such descriptions conforming to the rights set forth in the instruments defining the same, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits of the Indenture.

(n) The Guarantees. The Guarantees have been duly authorized by each of the Guarantors, and when the Notes have been executed and authenticated in the manner provided for in accordance with the provisions of the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees will constitute valid and legally binding agreements of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits of the Indenture.

(o) Due Authorization. Each of the Company and the Guarantors has the power and authority to execute and deliver this Agreement and the Securities and to perform its obligations hereunder and thereunder, as applicable, and this Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

(p) The Indenture. The Indenture has been duly authorized by each of the Company and the Guarantors and, at the Closing Date for the Securities, when duly executed and delivered in accordance with its terms by the Company and the Guarantors, assuming due authorization, execution and delivery thereof in accordance with its terms by the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against each of the Company and the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act and is substantially in the form, save for any indenture supplements relating to a particular issuance of debt securities, filed as an exhibit to the Registration Statement; and the Indenture conforms, and the Securities will conform, to the descriptions thereof contained in each of the Pricing Disclosure Package and the Prospectus.

(q) No Violation, Default or Conflict. None of the Company nor any of the Guarantors is in violation of its charter, bylaws or other constitutive document or in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which any of the Company, the Guarantors or their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the Company, the Guarantors or their respective subsidiaries or the property or assets of any of the Company, the Guarantors or their respective subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Securities, the Indenture and the consummation of the transactions contemplated therein and in the Pricing Disclosure Package and the Prospectus (including the authorization, issuance, sale and delivery of the Securities and the use of the proceeds from the sale of the Securities as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the each of the Company and the Guarantors with their respective obligations hereunder and thereunder has been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of any of the terms or provisions of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of any of the Company, the Guarantors or their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, violations, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the limited partnership agreement, articles, charter, by-laws or similar organizational documents of any of the Company, the Guarantors or their respective subsidiaries, the resolutions of the general partner, unitholders, shareholders, directors or any committee of directors of any of the Company, the Guarantors or their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over any of the Company, the Guarantors or their respective subsidiaries or any of their assets, properties or operations (in each case, for such violations or conflicts that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company, the Guarantors or their respective subsidiaries.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by any of the Company or the Guarantors of this Agreement, the Indenture, the issuance and sale of the Securities being delivered on the Closing Date and the consummation of the transactions contemplated by this Agreement and the Indenture, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations, clearances or qualifications as may be required for the listing of the Notes on the New York Stock Exchange or under applicable state securities laws and Canadian securities laws in connection with the purchase and distribution of the Securities by the Underwriters and such consents as will have been obtained prior to the Closing Date.

(s) Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, now pending, or, to the knowledge of the Company or the Guarantors, threatened, against or affecting any of the Company, the Guarantors or their respective subsidiaries, which is required to be disclosed in the Pricing Disclosure Package and the Prospectus or in any financial statements, management proxy circulars, annual information forms, material change reports, filings with the Commission or other documents issued by the Company or the Guarantors after the date of this Agreement which are included or incorporated by reference in the Prospectus (collectively the “Subsequent Disclosure Documents”), or which is reasonably likely to result in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by the Company or the Guarantors of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the Company, the Guarantors or their respective subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Pricing Disclosure Package and the Prospectus or the Subsequent Disclosure Documents, including ordinary routine litigation incidental to the business of any of the Company, the Guarantors or their respective subsidiaries, are not reasonably likely to result in a Material Adverse Effect.

(t) Compliance with Laws. Each of the Company, the Guarantors and their respective subsidiaries has been and is in compliance with, and conduct their businesses in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Toronto Stock Exchange or New York Stock Exchange, except where the failure to be in compliance or conformity would not, individually or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Guarantors or their respective subsidiaries has received any written notice citing action or inaction by any of the Company, the Guarantors or their respective subsidiaries, or others who perform services on behalf of the Company, the Guarantors or their respective subsidiaries, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of the Company and the Guarantors, other than as set forth in the Pricing Disclosure Package and the Prospectus, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.

(u) Independent Accountants of the Partnership and its Subsidiaries. Ernst & Young LLP who has audited the annual financial statements of the Partnership that are incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent in the context of the CPA Code of Professional Conduct of the Chartered Professional Accountants of Ontario and acts as the Partnership’s independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(v) Title to Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Company, the Guarantors and their respective subsidiaries has good and marketable title to all of its material assets, including all material licenses, free and clear of all mortgages, hypothecs, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than mortgages, liens, charges, pledges, security interests and/or other encumbrances granted to its or its subsidiaries’ lenders or that have been provided in the ordinary course of business or that are customary given the nature of the assets and the business of each of the Company, the Guarantors and their respective subsidiaries) which are material to each of the Company, the Guarantors and their respective subsidiaries.

(w) Investment Company Act. Each of the Company and the Guarantors is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(x) Taxes. All United States federal and Canadian federal income tax returns and tax returns of foreign jurisdictions of the Company, the Guarantors and their respective subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, and except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. Each of the Company, the Guarantors and their respective subsidiaries has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, provincial, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the Company, the Guarantors and their respective subsidiaries, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect, and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of each of the Company, the Guarantors and their in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(y) Licenses and Permits. Each of the Company, the Guarantors and their respective subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, provincial, local or foreign governmental or regulatory agencies or bodies necessary to conduct the business now operated by them as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure so to possess or make the same would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company, the Guarantors and their respective subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect, and, except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, the Guarantors or their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, and there are no facts or circumstances, including, without limitation, facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to the Company or the Guarantors, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Company and the Guarantors and except as described in the Pricing Disclosure Package and the Prospectus, no party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(z) No Labor Disputes. No labor dispute with the employees of any of the Company, the Guarantors or their respective subsidiaries exists or, to the knowledge of the Company or the Guarantors, is contemplated or threatened, and neither the Company nor the Guarantors is aware of any existing or imminent labor disturbance by the employees of any of the Company, the Guarantors or their respective subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(aa) Certain Environmental Matters. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Guarantors or their respective subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company, the Guarantors and their respective subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of the Company or the Guarantors, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Company, the Guarantors or their respective subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Company, the Guarantors or their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bb) Disclosure Controls. The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Partnership’s management as appropriate to allow timely decisions regarding required disclosure. The Partnership and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures are effective.

(cc) Accounting Controls of the Partnership. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Partnership and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act (including, where applicable, by exemptive relief) and that has been designed by, or under the supervision of, the Partnership’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and which, on a consolidated basis, are sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls are, and upon consummation of the offering will be, overseen by the Audit Committee (the “Audit Committee”) of the General Partner, in accordance with the rules of the New York Stock Exchange. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there were no material weaknesses in the Partnership’s internal controls. The Partnership has not publicly disclosed or reported to the Audit Committee or the General Partner, and, within the next 135 days, the Partnership does not reasonably expect to publicly disclose or report to the Audit Committee or the General Partner a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, applicable U.S. securities laws or Canadian securities laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(dd) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee) Director or Officer Loans. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company or the Guarantors, to or for the benefit of any of the officers or directors of any of the Company or the Guarantors or any of their respective family members.

(ff) Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Company, the Guarantors and their respective subsidiaries, any of their controlled affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect the liquidity of the Company or the Guarantors or the availability of, or requirements for, their capital resources required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described as required.

(gg) Exchange Listings. The Partnership is in compliance with all applicable corporate governance requirements set forth in the NYSE Listed Company Manual and all applicable corporate governance and other requirements contained in the listing agreements to which the Partnership and the New York Stock Exchange are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. The Company and the Partnership shall use their reasonable best efforts to effect the listing of the Notes on the New York Stock Exchange no later than the 30th day following the Closing Date.

(hh) Insurance. Each of the Company, the Guarantors and their respective subsidiaries carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as management believes is appropriate for an entity engaged in the business of the Company, the Guarantors and their subsidiaries, and all such insurance is in full force and effect, except, in each case, where the failure to possess would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Company, the Guarantors and their subsidiaries have no reason to believe that they will not be able (A) to renew existing insurance coverage as and when such policies expire; or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(ii) Cybersecurity; Data Protection. The Partnership and its controlled affiliates’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Partnership and its controlled affiliates as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Partnership and its controlled affiliates have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been (i) no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and (ii) no incidents under internal review or investigations relating to the same except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Partnership and its controlled affiliates are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Partnership and its controlled affiliates, and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(jj) No Unlawful Payments. None of the Partnership or its controlled affiliates nor their directors, officers or employees nor, to the knowledge of the Partnership, any agent or controlled affiliate has (i) used any corporate funds of the Partnership or its controlled affiliates for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anticorruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership and its controlled affiliates have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk) Compliance with Anti-Money Laundering Laws. The operations of the Partnership and its controlled affiliates are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Partnership or any of its controlled affiliates conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or its controlled affiliates with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(ll) No Conflicts with Sanctions Laws. None of the Partnership or its controlled affiliates, nor to the knowledge of the Partnership or its controlled affiliates, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Partnership or its controlled affiliates, (i) is currently subject to or the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the Office of the Superintendent of Financial Institutions in Canada, the United Nations Security Council or the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, the Crimean peninsula, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). None of the Partnership or its controlled affiliates, will directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, controlled affiliate, joint venture partner or other person or entity for the purpose of (i) funding or facilitating any activities or business of or with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) funding or facilitating any activities of or business in any Sanctioned Country or (iii) engaging in any other activity that will result in a violation of Sanctions by any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the Partnership and its controlled affiliates have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm) No Broker’s Fees. Other than the Underwriters, there is no person acting or purporting to act at the request of the Company, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein.

(nn) No Stabilization or Manipulation. Neither the Company nor any of the Guarantors, or to their knowledge, any of the General Partner’s officers, directors or its controlled affiliates, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(oo) Accuracy of Disclosure. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Certain United States Federal Income Tax Considerations”, “Certain Canadian Income Tax Considerations”, “Service of Process and Enforceability of Civil Liabilities” and “Item 8. Indemnification of Directors and Officers” insofar as they purport to describe the provisions of the laws and documents, as applicable, referred to therein, are accurate in all material respects, subject to the qualifications and assumptions stated therein.

(pp) Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership nor the directors or officers of the General Partner in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq) Representation of Officers. Any certificate signed by any officer of the Company or any Guarantor and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company or any Guarantor, as applicable, as to matters covered thereby, to each Underwriter.

(rr) Statistical and Market-Related Data. The statistical and market-related data included in the Pricing Disclosure Package and the Prospectus and the consolidated financial statements of the Partnership and its subsidiaries included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(ss) Stamp Duty. No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in either Bermuda or Canada on or in connection with the issuance, sale and delivery of the Securities by the Company or the execution and delivery of this Agreement.

(tt) Passive Foreign Investment Company. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for its most recently completed taxable year and does not expect to be a PFIC for the foreseeable future.

4. Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company and the Partnership will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company and the Partnership will file promptly all reports required to be filed by the Company and the Partnership with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Partnership will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:30 P.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Partnership will deliver, without charge, (i) to the Representatives the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Partnership will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company or the Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Company and the Guarantors will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Partnership will notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company and its subsidiaries occurring after the “effective date” (as defined under Rule 158 of the Securities Act) of the Registration Statement.

(h) Clear Market. For a period of 30 days after the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any controlled affiliate of the Company or any person in privity with the Company or any controlled affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or announce the offering, of any debt securities of the Company or securities exchangeable or convertible into debt securities of the Company which are substantially similar to the Notes (other than indebtedness issued pursuant to the Company’s commercial paper program).

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. Neither the Company nor the Guarantors will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k) Exchange Listing. The Company and the Guarantors will use their commercially reasonable efforts to list, subject to notice of issuance, the Notes on the New York Stock Exchange.

(l) Ratings. The Company will use its commercially reasonable efforts to enable S&P Global Ratings, DBRS Limited and Fitch Ratings Inc. to provide its credit rating of the Securities.

(m) DTC. The Company will use its commercially reasonable efforts to cause the Securities to be eligible for clearance and settlement through the facilities of DTC.

(n) Form 8-A. The Company will file a registration statement with respect to the Securities on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement will comply in all material respects with the applicable requirements of the Exchange Act.

(o) Reports. So long as the Securities are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(p) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Securities by the Company to the Underwriters and on the execution and delivery of this Agreement. All indemnity payments to be made by the Company hereunder in respect of this Section 4(q) shall be made without withholding or deduction for or on account of any present or future Bermuda or Canadian taxes, duties or governmental Securities whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains or franchise taxes imposed on the Underwriters by Bermuda, Canada or the United States or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined under Rule 405 of the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined under Rule 433(h)(2) of the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms are included in a free writing prospectus to be filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date provided herein is subject to the performance by the each of the Company and the Guarantors of its respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) of the Securities Act or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Registration Statement and the exhibits thereto, Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with and deemed effective by the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of each of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any of the Guarantors or any debt securities, convertible securities or preferred stock issued, or guaranteed by, the Company or any of the Guarantors or any of their subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company or any of the Guarantors or any such debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of the Guarantors or any of their subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(k) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate signed on behalf of each of the Company and the Guarantors by officers of each of the Company and the Guarantors who are satisfactory to the Representatives (i) confirming that the representations and warranties of each of the Company and the Guarantors in this Agreement are true and correct and that each of the Company and the Guarantors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP (with respect to the Partnership) shall have furnished to the Representatives, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information in respect of the Partnership contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to such Closing Date.

(g) Opinion and 10b-5 Statement of U.S. and Canadian Counsel for the Company and the Guarantors. Torys LLP, United States and Canadian counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, their written opinions and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion of Investment Company Act Counsel for the Company and the Guarantors. Latham & Watkins LLP, special Investment Company Act counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i) Opinion of Bermuda Counsel for the Partnership and the other Guarantors. Appleby (Bermuda) Limited, special Bermuda counsel for the Partnership and the other Guarantors organized under the laws of Bermuda, shall have furnished to the Representatives, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(j) Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Milbank LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) Opinion of Canadian Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion, addressed to the Underwriters, of Goodmans LLP, Canadian counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(m) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of each of the Company and the Guarantors in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Exchange Listing. The Company and the Partnership shall have prepared and filed any proper application regarding the listing of the Notes on the New York Stock Exchange prior to the Closing Date and make commercially reasonable efforts to effect listing of the Notes on the New York Stock Exchange within 30 days of the Closing Date.

(o) DTC. The Securities to be delivered on the Closing Date shall have been cleared for settlement and trading by DTC.

(p) Ratings Letter. On and as of the Closing Date, the Securities shall have at least the ratings specified in the Pricing Disclosure Package from S&P Global Ratings, DBRS Limited and Fitch Ratings Inc., and the Company shall have delivered to the Underwriters a letter on or prior to the Closing Date, from S&P Global Ratings, DBRS Limited and Fitch Ratings Inc., or other evidence reasonably satisfactory to the Underwriters, confirming that the Notes have been assigned such ratings.

(q) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company and the Guarantors. The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, agents and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus (including any road show as defined under Rule 433(h) of the Securities Act (a “road show”)), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company or any Guarantor in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company and the Guarantors by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors and officers who signed the Registration Statement and each person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Brookfield Indemnified Party”) to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company or any Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the fourth sentence of the sixth paragraph under the caption “Underwriting”; the concession and reallowance figures appearing in the first paragraph under the caption “Underwriting—Commissions and Discounts”; the information contained under the caption “Underwriting—Price Stabilization; Short Positions”; and the second paragraph under the caption “Underwriting—Other Relationships”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors, officers, agents and employees and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for any Brookfield Indemnified Party shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or by the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Partnership, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended on or by either of the New York Stock Exchange or the Toronto Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company or the Guarantors shall have been suspended on any exchange or in any over-the- counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any natural catastrophe, act of war, terrorism or similar event, either within or outside the United States or Canada, that, in the reasonable judgment of the Representatives, is material and adverse to the offering of the Securities and would make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company and the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company or the Partnership may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or the Partnership or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company and the Partnership agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or other persons as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company and the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or other persons as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company and the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement and the obligation of the Underwriters to purchase Securities shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or any Guarantor, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, any Guarantor or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may reasonably designate (if any) and, if reasonably requested by the Representatives, the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing certificates, if any, representing the Notes; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Notes on the New York Stock Exchange.

(b) If (i) the sale of the Securities is not completed due to any failure of any of the Company or the Guarantors to comply with the terms hereof or (ii) the Underwriters decline to purchase the Securities for any reason permitted under Section 6 of this Agreement, the Company agrees to reimburse or cause to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred and documented by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors, and the Underwriters contained in this Agreement or made on behalf of the Company, the Guarantors, or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors, or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management (fax: (704) 410-0326); c/o BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, New York 10036, Attention: High Grade Transaction Management/Legal (fax: (646) 855-5958, email: dg.hg_ua_notices@bofa.com); c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (fax: (212) 834-6081); c/o Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division (fax: (212) 507-8999); c/o RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management (fax: (212) 428-6308); and with a copy to (which shall not constitute notice) Milbank LLP, 55 Hudson Yards, New York, New York 10001, Attention: Paul Denaro (email: pdenaro@milbank.com). Notices to the Partnership and the Company shall be given to it at 73 Front Street, 5th Floor, Hamilton, HM 12 Bermuda, Attention: Jane Sheere (fax: (441) 296-4475), with copies to (which shall not constitute notice) Brookfield Renewable Partners L.P., Suite 300, 181 Bay Street, Toronto, Ontario, Attention: Jennifer Mazin, General Counsel (e-mail: jennifer.mazin@brookfield.com) and to Torys LLP, 1114 Avenue of the Americas, 23rd Floor, New York, New York 10036, Attention: Mile Kurta (fax: (212) 682-0200).

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. Each of the Company and the Guarantors hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Guarantors waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon each of the Company and the Guarantors and may be enforced in any court to the jurisdiction of which the Company or the Guarantors is subject by a suit upon such judgment. Each of the Company and the Guarantors irrevocably appoints Brookfield Power US Holdings America Co., 200 Liberty Street, 14th Floor, New York, New York 10281, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or the Guarantors, as the case may be, by the person serving the same to the address provided in this Section 16(c), shall be deemed in every respect effective service of process upon the Company or the Guarantors, as the case may be, in any such suit or proceeding. Each of the Company and the Guarantors hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and the Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d) Judgment Currency. Each of the Company and the Guarantors agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e) Waiver of Immunity. To the extent that the Company or the Guarantors has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Bermuda, Canada or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, each of the Company and the Guarantors hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement may be signed and delivered by facsimile or other electronic transmission of a counterpart hereof bearing a manual, facsimile or other electronic signature (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law), or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BROOKFIELD BRP HOLDINGS (CANADA) INC.

By:	/s/ Wyatt Hartley
Name: Wyatt Hartley
Title: Chief Financial Officer

As Guarantors:

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD RENEWABLE ENERGY L.P., by its general partner, BREP HOLDING L.P., by its general partner, BRP BERMUDA GP LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BRP BERMUDA HOLDINGS I LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD BRP EUROPE HOLDINGS (BERMUDA) LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD RENEWABLE INVESTMENTS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BEP SUBCO INC.

By:	/s/ Wyatt Hartley
Name: Wyatt Hartley
Title: Chief Financial Officer

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to the Underwriting Agreement]

Schedule 1

Underwriter	Aggregate Principal Amount of Notes to be Purchased
Wells Fargo Securities, LLC	$46,800,000
BofA Securities, Inc.	$46,800,000
J.P. Morgan Securities LLC	$46,800,000
Morgan Stanley & Co. LLC	$46,800,000
RBC Capital Markets, LLC	$46,800,000
Citigroup Global Markets Inc.	$6,500,000
BNP Paribas Securities Corp.	$6,500,000
Santander Investment Securities Inc.	$6,500,000
SG Americas Securities, LLC	$6,500,000

Total	$260,000,000

Annex A

a.	Pricing Disclosure Package

Pricing Term Sheet, dated December 7, 2021

Annex B

Filed Pursuant to Rule 433 under the Securities Act of 1933

Free Writing Prospectus dated December 7, 2021

Relating to Preliminary Prospectus Supplement dated December 7, 2021

Registration Nos. 333-255119, 333-255119-01, 333-255119-02, 333-255119-03,

333-255119-04, 333-255119-05 and 333-255119-06

BROOKFIELD BRP HOLDINGS (CANADA) INC.

US$260,000,000 4.875% Perpetual Subordinated Notes (the “Notes”)

The information in this pricing term sheet should be read together with the preliminary prospectus supplement dated December 7, 2021 relating to the offering of the Notes (“Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and the related base prospectus dated April 8, 2021, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Capitalized terms used and not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

Issuer:	Brookfield BRP Holdings (Canada) Inc. (the “Issuer”)

Guarantors:

Brookfield Renewable Partners L.P. (the “Partnership”)

Brookfield Renewable Energy L.P. (“BRELP”)

BRP Bermuda Holdings I Limited (“LATAM HoldCo”)

Brookfield BRP Europe Holdings (Bermuda) Limited (“Euro HoldCo”)

Brookfield Renewable Investments Limited (“InvestCo”)

BEP Subco Inc. (“Canada SubCo”, and together with the Partnership, BRELP, LATAM HoldCo, Euro HoldCo and InvestCo, the “Guarantors”)

Security:	4.875% Perpetual Subordinated Notes

Security Ratings*:	[Reserved]

Ranking:	Subordinated unsecured

Principal Amount of Notes:	US$260,000,000. There will be no Over-Allotment Option.

Denominations:	US$25 and integral multiples of US$25 in excess thereof

Price to Public:	100% (plus accrued interest, if any, from and including December 9, 2021 if settlement of the Notes occurs after that date)

Pricing Date:	December 7, 2021

Settlement and Issue Date:	December 9, 2021 (T+2)

Maturity Date:	Perpetual securities in respect of which there is no fixed maturity date or fixed redemption date

Coupon:	4.875%

Regular Record Dates for Interest:	January 15, April 15, July 15 and October 15, whether or not such day is a business day

Interest Payment Dates:	January 30, April 30, July 30 and October 30, commencing April 30, 2022, subject to optional interest deferral (in whole or in part)

Day Count Convention:	30/360

Optional Interest Deferral:	Interest which accrues during an Interest Period will be due and payable on the relevant Interest Payment Date, unless the Issuer elects, in its sole discretion, to defer the relevant payment of interest (in whole or in part). The Issuer may, at its discretion, elect to defer any payment of interest (in whole or in part) which is otherwise scheduled to be paid on an Interest Payment Date; provided that any such deferred interest shall become due and payable on the date the Issuer declares any distributions on any of the Issuer’s common shares or preferred shares. If the Issuer elects not to make all or part of any payment of interest on an Interest Payment Date, then neither the Issuer nor any Guarantor will have any obligation to pay such interest on the relevant Interest Payment Date. Deferred interest will accrue, compounding on each subsequent Interest Payment Date, until paid. Such deferral will not constitute an Event of Default or any other breach under the Indenture, the Notes and the Guarantees.

First Call Date:	December 9, 2026

Optional Redemption:	At any time on or after December 9, 2026, the Issuer may, at its option, redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

Optional Rating Event Redemption:	At any time, within 180 days following the occurrence of a Rating Event, the Issuer may, at its option, redeem all (but not less than all) of the Notes at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

Optional Tax Redemption:	At any time, after the occurrence of a Tax Event, subject to applicable laws, the Issuer may, at its option, redeem the Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date.

Use of Proceeds:	The Partnership intends to use the net proceeds from this offering to finance and/or refinance investments made in renewable power generation assets or businesses and to support the development of clean energy technologies that constitute Eligible Investments, including (1) the potential redemption of the Partnership’s Class A Preferred Limited Partnership Units, Series 5, and (2) the potential redemption of the Partnership’s Class A Preferred Limited Partnership Units, Series 11, which are redeemable at the option of the Partnership on April 30, 2022. The proceeds of any such securities to be redeemed had been used, directly or indirectly, to finance Eligible Investments. In addition, any net proceeds of this offering that are not used for such redemptions will be used, directly or indirectly, to finance Eligible Investments. Pending the allocation of an amount equal to the net proceeds of the Notes to finance or refinance Eligible Investments, the unallocated portion of the net proceeds may be temporarily used for the repayment of the Partnership’s outstanding indebtedness.

Listing:	The Notes constitute a new issue of securities with no established trading market. The Issuer intends to apply to list the Notes on the NYSE. If the application is approved, the Issuer expects trading on the NYSE to begin within 30 days of the initial issuance of the Notes.

CUSIP:	11259P 208

ISIN:	US11259P2083

Joint Book-Running Managers:	Wells Fargo Securities, LLC BofA Securities, Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Santander Investment Securities Inc. SG Americas Securities, LLC

Additional Changes to the Preliminary Prospectus Supplement

Changes throughout the Preliminary Prospectus Supplement: Deletion of references to the Over-Allotment Option and related modifications

*	Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Notes will not be offered or sold, directly or indirectly, in Canada or to any residents of Canada.

MiFID II professionals/ECPs-only/No PRIIPs Key Information Document: The manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document has been prepared as the Notes are not available to retail investors in the EEA.

The Issuer and the Guarantors have filed a joint registration statement (including a short form base shelf prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the short form base shelf prospectus in that registration statement, the preliminary prospectus supplement and other documents the Partnership has filed with the SEC for more complete information about the Issuer, the Partnership and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC at 1-800-645-3751; BofA Securities, Inc. toll-free at 1-800-294-1322; J.P. Morgan Securities LLC at 1-212-834-4533; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; or RBC Capital Markets, LLC toll-free at 1-866-375-6829.